UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2017

Commission File Number 000-54530

GOPHER PROTOCOL INC.

(Exact name of small business issuer as specified in its charter)

Nevada	27-0603137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2500 Broadway, Suite F-125, Santa Monica, CA 90404

(Address of principal executive offices)

424-238-4589

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02	Unregistered Sales of Equity Securities

Item 7.01	Regulation FD Disclosure

On September 13, 2017, Gopher Protocol Inc. (the “Company”) entered into a Securities Purchase Agreement with Eagle Equities, LLC, an accredited investor (“Eagle Equities”), pursuant to which the Company issued Eagle Equities two convertible notes. The first note, due September 18, 2018 in the principal amount of $50,000 (“Eagle Equities Note 1”), was issued in exchange for $50,000 in cash. The second note, due September 13, 2018 in the principal amount of $50,000 (“Eagle Equities Note 2” and, together with Eagle Equities Note 1, the “Eagle Equities Notes”), was issued in exchange for a full-recourse, collateralized promissory note from Eagle Equities in the amount of $45,000 (“Eagle Equities Payment Note”). The Eagle Equities Payment Note is due on May 13, 2018, unless the Company does not meet the current public information requirement pursuant to Rule 144, in which case both Eagle Equities Note 2 and the Eagle Equities Payment Note may be cancelled. The Eagle Equities Payment Note is secured by the Eagle Equities Note 1. The above financing closed on September 20, 2017.

Interest on the Eagle Equities Notes accrues at the rate of 8% per annum. The Company is not required to make any payments on the Eagle Notes until maturity. The Company has the right to repay the Eagle Notes at any time during the first six months of the notes at a rate of 130% of the unpaid principal amount during the first 90 days, 135% of the unpaid principal amount between days 91 and 120, and 140% of the unpaid principal amount between days 121 and 180. The Eagle Notes may not be prepaid after the 180th day.

Eagle Equities may convert the outstanding principal on the Eagle Notes into shares of the Company’s common stock at the conversion price per share equal to 55% of the lowest daily closing bid with a 20 day look back immediately preceding and including the date of conversion. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased to 45% instead of 55% while that “Chill” is in effect. In no event shall Eagle Equities be allowed to effect a conversion if such conversion, along with all other shares of Company common stock beneficially owned by Eagle Equities and its affiliates would exceed 4.9% of the outstanding shares of the common stock of the Company.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
4.1	Securities Purchase Agreement entered with Eagle Equities, LLC dated September 13, 2017
4.2	Convertible Promissory Note issued to Eagle Equities, LLC dated September 13, 2017
4.3	Convertible Promissory Note issued to Eagle Equities, LLC dated September 13, 2017 (Back End Note)
4.4	Form of Collateralized Secured Promissory Note dated September 13, 2017 issued by Eagle Equities, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GOPHER PROTOCOL INC.

		By:	/s/ Gregory Bauer
		Name:	Greeorgy Bauer
		Title:	CEO

Date:	September 21, 2017
Santa Monica, California